Exhibit 99.1

KINGSWAY ANNOUNCES $15.7 MILLION PIPE TO ACCELERATE GROWTH

KSX Guidance Increased From 2-3 Acquisitions Per Year To 3-5 Acquisitions Per Year

Chicago – June 24, 2025 – (NYSE: KFS) Kingsway Financial Services Inc. (“Kingsway” or the “Company”), the only publicly-traded US company employing the Search Fund model to acquire and build great businesses, today announced the closing of a $15.7 million private placement (“PIPE”) of 1,336,264 shares of its common stock at a price of $11.75 per share.

“It’s time to play offense,” said JT Fitzgerald, Kingsway’s President and CEO.  “Over the last handful of years, Kingsway has created a world-class Search Fund platform backed by purpose-built infrastructure, an outstanding Advisory Board, and a talented group of Operator CEO’s.  The results so far have been highly encouraging, and provide confidence it’s the right time to accelerate investment into our public Search Fund strategy.

“Concurrent with today’s announcement, Kingsway is raising its target range for the number of acquisitions the Company expects to complete each year via the Kingsway Search Xcelerator (“KSX”) from 2-3 per year to 3-5 per year.  This guidance upgrade reflects our conviction in the KSX model as well as the robust pipeline of opportunities clearly visible in front of us.

“Today marks an important inflection point for Kingsway,” concluded Mr. Fitzgerald.  “I am thrilled for our employees, our Operator CEO’s, and our shareholders.  We’ve laid the foundation, and we are now ready to accelerate growth. The momentum at Kingsway is palpable as we focus on Building Through Search.”

The purchasers consisted of a limited number of high-quality, supportive, and long-term institutional investors.  Funds received from the PIPE, in combination with operating cash flow and capital from other non-dilutive sources, will provide Kingsway with the financial resources to deliver on the Company’s multi-year growth ambitions.

The PIPE was non-brokered.  Cadwalader, Wickersham & Taft LLP acted as legal counsel to the Company on the transaction.

Important Information Regarding the PIPE Transaction

The common stock sold in the PIPE was issued in reliance on an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof.  The common stock sold in the PIPE has not been registered under the Securities Act, or any state or other applicable jurisdiction's securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state or other jurisdictions' securities laws.  Kingsway has agreed to register the resale of the shares of common stock issued in the PIPE at a future date with the Securities and Exchange Commission (the “SEC”).

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About the Company

Kingsway Financial Services Inc. (“Kingsway”) (NYSE: KFS) is the only publicly-traded US company employing the Search Fund model to acquire and build great businesses.

Kingsway owns and operates a collection of high-quality B2B and B2C services companies that are asset-light, growing, profitable, and that have recurring revenues.  Kingsway seeks to compound long-term shareholder value on a per share basis via its decentralized management model, its talented team of operators, and its tax-advantaged corporate structure.

Forward-Looking Statements

This press release may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical facts and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. Words such as "expects," "believes," "anticipates," "intends," "estimates," "seeks," and variations and similar words and expressions are intended to identify such forward-looking statements; however, the absence of any such words does not mean that a statement is not a forward-looking statement.  Such forward-looking statements relate to future events or future performance, but reflect Kingsway management's current beliefs, based on information currently available.  A number of factors could cause actual events, performance, or results to differ materially from the events, performance, and results discussed in the forward-looking statements.  For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the section entitled "Risk Factors" in the Company's 2024 Annual Report on Form 10-K and subsequent Form 10-Qs and Form 8-Ks filed with the Securities and Exchange Commission.  Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.

Additional Information

Additional information about Kingsway, including a copy of its Annual Reports, can be accessed on the EDGAR section of the U.S. Securities and Exchange Commission's website at www.sec.gov, on the Canadian Securities Administrators' website at www.sedar.com, or through the Company's website at www.kingsway-financial.com.

For Media Inquiries:

Hayden IR

James Carbonara

(646) 755-7412

james@haydenir.com

For Company Inquiries:

Kingsway Financial Services Inc.

Kent Hansen, CFO

(312) 766-2163

khansen@kingsway-financial.com